                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the following Registration Statements of MBNA Corporation, and in the related Prospectuses, of our report dated January 13, 1998, with respect to the consolidated financial statements of MBNA Corporation, included in the 1997 Annual Report to Stockholders of MBNA Corporation and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997:


         Number  33-41936         on Form S-8 dated July 22, 1991
         Number  33-41895         on Form S-8 dated July 24, 1991
         Number  33-50498         on Form S-3 (as amended by Post-Effective
                                  Amendment No. 1) dated August 28, 1992
         Number  33-71640         on Form S-8 dated November 15, 1993
         Number  33-76278         on Form S-3 (as amended by Amendment No. 1)
                                  dated April 8, 1994
         Number  33-95438         on Form S-8 dated August 4, 1995
         Number  33-95600         on Form S-3 (as amended by Pre-Effective
                                  Amendment No. 1) dated September 1, 1995
         Number  333-17187        on Form S-3 dated December 3, 1996
         Number  333-15721        on Form S-3 (as amended by Amendment No. 2)
                                  dated December 10, 1996
         Number  333-21181        on Form S-4 (as amended by Amendment No. 1)
                                  dated February 25, 1997
         Number  333-06824        on Form S-8 dated April 22, 1997





Baltimore, Maryland
March 16, 1998